EXHIBIT 99.1

AYRO Announces First Quarter 2022 Financial Results and Provides Corporate Update

ROUND ROCK, TX (May 2, 2022) – AYRO, Inc. (Nasdaq: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro mobility, and last-mile delivery, announces financial results for the first quarter ended March 31, 2022.

Recent Financial and Corporate Highlights:

●	Record revenue of approximately $1.03 million (+30% year-over-year, +26% sequentially)

●	41% sequential reduction in Net Loss from $7.8 million in 4Q21 to $4.6 million in 1Q22, with expected continued reduction in Net Loss in 2Q22

●	Adjusted EBITDA loss of ($4.2) million in 1Q22 vs. an Adjusted EBITDA loss of ($7.1) million in 4Q21

●	Total cash and marketable securities of $63.5 million and no debt as of March 31, 2022

●	Development of the model year 2023 AYRO Z light-duty electric utility truck continues on time and on budget

○	AYRO Z anticipated launch by year-end 2022

○	First prototype currently in fabrication

“The first quarter of 2022 can be characterized as one of efficient and strong performance. We accomplished everything we previously committed to doing on our last earnings call. We recognized record revenue, continued to reduce total operating expenses, narrowed net loss, and made excellent progress on the development of the AYRO Z next-generation, light-duty electric vehicle with a continued focus on launching the AYRO Z by year-end,” commented AYRO CEO Tom Wittenschlaeger.

“On the strength of record unit sales of the Club Car Current, revenue in the first quarter of 2022 increased 30% year-over-year and 26% sequentially to a record $1.03 million. This marks the first time in AYRO history that quarterly revenue surpassed $1 million. Customers are increasingly finding the value in having an electric, light-duty utility vehicle with zero emissions that can be configured to suit their needs. We continue to expect sequentially higher revenue in the second quarter of 2022, despite global supply chain challenges.

“Due to our continued conscious and stringent cost-cutting, we reduced our net loss by $3.2 million sequentially. Our net loss is also down approximately $7.4 million from the net loss in the third quarter of 2021, which was the last quarter prior to my appointment as CEO. Vigilant expense control and discipline is a vital component of our strategy, even as we recognize record revenue as we have the last two quarters, and continue with the development of the AYRO Z. We believe our cash and marketable securities balance of $63.5 million provides us the necessary cushion to execute our strategic plan of strengthening our leadership in the low-speed electric vehicle market.

“With respect to the AYRO Z development, we remain on target and on budget for a year-end launch. The AYRO Z is 70% successfully sourced, and the first prototype is currently in fabrication. We are currently prepping the factory at our Round Rock, Texas facility to begin manufacturing of the AYRO Z later in the year and are confident that this model refresh vehicle will provide significant technology and ergonomic upgrades over our first light-duty utility vehicle, the Club Car Current.

“I appreciate the support of our shareholders and the dedication from our employees and partners in doing all they can to deliver record results while also building for the future. I look forward to providing additional updates on our progress in the future and keeping investors apprised of our progress,” concluded Mr. Wittenschlaeger.

First Quarter 2022 Earnings Conference Call

AYRO management will host a conference call at 8:30 a.m. ET on Monday, May 2, 2022 to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-833-953-2436 (domestic) or 1-412-317-5765 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at: https://services.choruscall.com/mediaframe/webcast.html?webcastid=bq8yBbrB or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.

The webcast replay will be available until August 2, 2022 and can be accessed through the above links. A telephonic replay will be available until May 16, 2022 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 3024942.

About AYRO, Inc.

Texas-based AYRO, Inc. designs and produces all-electric, purpose-built vehicles that are powered by technology and usable by anyone. Driven by insight gained from partners, customers, and research, AYRO delivers sustainable e-delivery solutions that empower organizations to enable sustainable fleets that extend both their brand value and exceptional user experience throughout the delivery process. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include expected revenue and the launch of the AYRO Z. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO relies on and intends to continue to rely on a single third-party supplier in China for the sub-assemblies in semi-knocked-down state for all of its vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:

Joseph Delahoussaye - CORE IR

for AYRO Inc.

investors@ayro.com

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash	$43,494,716	$69,160,466
Accounts receivable, net	1,203,820	969,429
Marketable securities	19,977,899	-
Inventory, net	3,857,403	3,744,037
Prepaid expenses and other current assets	2,589,170	2,276,178
Total current assets	71,123,008	76,150,110

Property and equipment, net	864,306	835,160
Intangible assets, net	82,281	88,322
Operating lease – right-of-use asset	954,233	1,012,884
Deposits and other assets	41,289	41,288
Total assets	$73,065,117	$78,127,764

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$616,151	$647,050
Accrued expenses	1,985,049	2,990,513
Current portion lease obligation – operating lease	180,333	206,426
Total current liabilities	2,781,533	3,843,989
Lease obligation - operating lease, net of current portion	820,521	859,543
Total liabilities	3,602,054	4,703,532

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of March 31, 2022 and December 31, 2021, respectively)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 as of March 31, 2022 and December 31, 2021, respectively)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 as of March 31, 2022 and December 31, 2021, respectively)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 36,909,956 and 36,866,956 as of March 31, 2022 and December 31, 2021, respectively)	3,691	3,687
Additional paid-in capital	132,272,263	131,654,776
Accumulated deficit	(62,812,891)	(58,234,231)
Total stockholders’ equity	69,463,063	73,424,232
Total liabilities and stockholders’ equity	$73,065,117	$78,127,764

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$1,026,846	$788,869
Cost of goods sold	1,177,145	644,503
Gross profit (loss)	(150,299)	144,366

Operating expenses:
Research and development	872,631	1,927,561
Sales and marketing	844,816	558,404
General and administrative	2,697,704	3,301,309
Total operating expenses	4,415,151	5,787,274

Loss from operations	(4,565,450)	(5,642,908)

Other income (expense):
Other income, net	8,891	9,926
Unrealized loss on marketable securities	(22,101)	-
Interest expense	-	(851)
Other income (expense), net	(13,210)	9,075

Net loss	$(4,578,660)	$(5,633,833)

Net loss per share, basic and diluted	$(0.12)	$(0.18)

Basic and diluted weighted average Common Stock outstanding	36,907,155	32,007,002

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,578,660)	$(5,633,833)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	121,425	124,198
Stock-based compensation	288,110	1,699,423
Amortization of right-of-use asset	58,651	39,234
Provision for bad debt expense	11,657	29,032
Unrealized loss on marketable securities	22,101	-
Change in operating assets and liabilities:
Accounts receivable	(246,050)	(316,870)
Inventory	(137,258)	313,046
Prepaid expenses and other current assets	(312,992)	(179,843)
Deposits	-	(18,798)
Accounts payable	(30,899)	174,392
Accrued expenses	(676,083)	383,225
Contract liability	-	(24,000)
Lease obligations - operating leases	(65,115)	(39,273)
Net cash used in operating activities	(5,545,113)	(3,450,067)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(113,637)	(131,111)
Purchase of marketable securities	(20,000,000)	-
Purchase of intangible assets	(7,000)	(16,183)
Net cash used in investing activities	(20,120,637)	(147,294)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	-	(1,829)
Proceeds from exercise of warrants, net of fees	-	100,000
Proceeds from exercise of stock options	-	183,425
Proceeds from issuance of Common Stock, net of fees and expenses	-	58,269,829
Net cash provided by financing activities	-	58,551,425

Net change in cash	(25,665,750)	54,954,064

Cash, beginning of year	69,160,466	36,537,097

Cash, end of quarter	$43,494,716	$91,491,161

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$-	$851
Restricted Stock issued, previously accrued	$329,381	$-
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$-	$120,440

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three months ended March 31, 2022 and 2021 and versus the three months ended December 31, 2021:

	Three Months Ended
	March 31,
	2022	2021
Net Loss	$(4,578,660)	$(5,633,833)
Depreciation and Amortization	121,425	124,198
Stock-based compensation expense	288,110	1,699,423
Interest expense	0	851
Adjusted EBITDA	$(4,169,125)	$(3,809,362)

	Three Months Ended
	March 31, 2022	December 31, 2021
Net Loss	$(4,578,660)	$(7,779,756)
Depreciation and Amortization	121,425	143,427
Stock-based compensation expense	288,110	558,296
Interest expense	-	-
Adjusted EBITDA	$(4,169,125)	$(7,078,033)